UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2004

  Borden Chemical, Inc.
(Exact Name of Registrant as Specified in Its Charter)

                        New Jersey                  I-71                              13-0511250
                State or Other Jurisdiction   (Commission File Number)   (I.R.S. Employer Identification No.)
                of Incorporation)

180 East Broad Street, Columbus, Ohio 43215-3799
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code:  614-225-4000

______________N/A_____________
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Borden Chemical, Inc. announced today its intention to register for an initial public offering of its common stock. A press release is attached hereto as Exhibit 99.

Item 7(c). Exhibits.

Exhibit 99 - Press Release of Borden Chemical, Inc. dated April 26, 2004 titled “Borden Chemical, Inc. Announces its Intention to Register for an Initial             Public Offering of its Common Stock.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORDEN CHEMICAL, INC.

Date: April 26, 2004

By: _/s/ William H. Carter__
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. 99   Description

           Press Release of Borden Chemical, Inc. dated April 26, 2004 titled “Borden Chemical, Inc. Announces Its Intention to Register for                                               An Initial Public Offering of its Common Stock.”